Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74618 of Annaly Mortgage Management, Inc. on Form S-3 of our report dated March 15, 2002, appearing in this Annual Report on Form 10-K of Annaly Mortgage Management, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche

New York, New York
March 15, 2002